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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57834) pertaining to the SynQuest, Inc. Amended and Restated 1997 Stock Option Plan and Factory Automation & Computer Technologies, Inc. Stock Incentive Plan of our report dated July 29, 2002 and September 3, 2002, with respect to the consolidated financial statements of SynQuest, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.


                                             ERNST & YOUNG LLP


Atlanta, Georgia
September 27, 2002